                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is entered into as of November 30, 2000, between Hard Rock Hotel, Inc., a Nevada corporation (the "Company"), and Rick Richards, an individual ("Executive").

                             PRELIMINARY STATEMENTS

         A. The Company currently operates that certain hotel/casino resort known as the "Hard Rock Hotel" located at 4455 Paradise Road, Las Vegas, Nevada.

         B. The Company desires to employ Executive, and Executive desires to be so employed, on the terms and conditions herein contained.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

         1. TERM OF EMPLOYMENT. The company hereby employs Executive and Executive accepts such employment commencing on the date of this Agreement (the "Commencement Date") and terminating on the fifth anniversary of the Commencement Date, unless sooner terminated as hereinafter provided.

         2. SERVICES TO BE RENDERED.

                  2.1. DUTIES OF EXECUTIVE. Executive shall be employed to serve in the capacity of Senior Vice President and General Manager of the Company. Executive shall be responsible for the overall supervision of the Hard Rock Hotel and Casino facility. Executive shall direct the operating departments with a view toward revenue growth, profitability and high standards of customer service. Executive shall devote his full business time, attention and ability to the affairs of the Company during the term of this Agreement; PROVIDED, HOWEVER, that Employee shall not be precluded from involvement in charitable or civic activities or his personal financial investments provided that the same do not interfere with his time and attention to the affairs of the Company. Executive shall report directly to Peter Morton, President and Chairman of the Board.

         3. COMPENSATION AND BENEFITS.The Company shall pay the following compensation and benefits to Executive during the term hereof; and Executive shall accept the same as payment in full for all services rendered by Executive to or for the benefit of the Company:

                  3.1 BASE SALARY. Commencing on the Commencement Date, a base salary (the "Base Salary") of $280,000 per annum. The Base Salary shall accrue in equal bi-weekly installments in arrears and shall be payable in accordance with the payroll practices of the Company in effect from time to time. Executive and Owner shall meet for an annual review and consider increases to salary.

                  3.2 ANNUAL BONUS. Executive shall be eligible to receive an annual bonus (the "Annual Bonus") to be determined by the Board based upon the achievement of the financial performance and other objectives of the Company and the Executive's contribution to such performance. Executive's start date shall be deemed January 1, 2000 for bonus purposes.

                  3.3 STOCK. Executive shall be entitled to participate in stock option plans that the Company provides to its comparable senior executive officers to the extent such plans are established by the Company.

                  3.4 EXPENSES. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred in connection with the performance of his duties hereunder, subject to (i) such policies as the Board may from time to time establish and (ii) Executive furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures.

                  3.5 VACATION. Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its comparable senior executive officers. Executive shall also be entitled to all paid holidays given to the Company's comparable senior executive officers.

                  3.6 BENEFITS. Executive shall be entitled to participate in the Company's group insurance, hospitalization, and group health and benefit plans and all other benefits and plans as the Company provides to its comparable senior executive officers to the extent such plans are established by the Company and to the extent that Executive is eligible to participate in such plans.

                  3.7 WITHHOLDING AND OTHER DEDUCTIONS. All compensation payable to Executive hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

                  3.8 CHANGE OF OWNERSHIP. In the event of a change in control (defined as a change in control of a nature that would be required to be reported in response to Item 403(c) of Regulation S-K; provided that, without limitation, such a change in control shall not be deemed to have occurred if Peter Morton is the beneficial owner as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company's then outstanding securities) which results in the material change in the Executive's duties as described in
Article 2.1 of the Agreement, Executive shall have a period of ten (10) days after such material change to notify the Company of his resignation. Such resignation shall conform to Article 7.3 of the Agreement but the Executive will be due severence compensation as if Executive was terminated for no cause.

         4. FACILITIES. Executive shall be furnished with an office, supplies and personnel which are necessary or appropriate for the adequate performance by Executive of his duties as set forth in this Agreement.

         5. REPRESENTATIONS AND WARRANTIES OF EXECUTIVE. Executive represents and warrants to the Company that (i) Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (ii) Executive is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

         6. NON-DISCLOSURE; NON-SOLICITATION. During the term of this Agreement and thereafter, Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or its affiliates, and their respective businesses, which shall not be public knowledge (other than information which becomes public as a result of acts of Executive or his representatives in violation of this Agreement), including, without limitation, customer/client lists, matters subject to litigation, and technology or financial information of the Company or its subsidiaries, without the prior written consent of the Company. In addition, during the term of this Agreement and for a two (2) year period thereafter, Executive shall not, directly or indirectly, solicit or contact any employee of the Company or any affiliate of the Company, with a view to inducing or encouraging such employee to leave the employ of the Company or its affiliates, for the purpose of being employed by Executive, an employer affiliated with Executive or any competitor of the Company or any affiliate thereof. Executive acknowledges that the provisions of this Article 6 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such provisions are not specifically enforced. Accordingly, Executive agrees that, in addition to any other relief to which the Company may be entitled in the form of actual or punitive damages, the Company shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction (without posting a bond therefor) for the purpose of restraining Executive from any actual or threatened breach of such provisions.

         7. TERMINATION.

                  7.1 DEATH OR TOTAL DISABILITY OF EXECUTIVE. If Executive dies or becomes totally disabled during the term of this Agreement, Executive's employment hereunder shall automatically terminate. For these purposes Executive shall be deemed totally disabled if Executive shall become physically or mentally incapacitated or disabled or otherwise unable fully to discharge Executive's essential duties hereunder for a period of ninety (90) consecutive calendar days or for one hundred twenty (120) calendar days in any one hundred eighty (180) calendar day period.

                  7.2 TERMINATION FOR GOOD CAUSE. Executive's employment hereunder may be terminated by the Company for "good cause." The term "good cause" is defined as one or more of the following occurrences:

                           (a) Executive's breach of the covenants contained in
Article 6 of this Agreement;

                           (b) Executive's conviction by, or entry of a plea of
guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in the jurisdiction involved (excluding traffic offenses);

                           (c) Executive's commission of an act of fraud,
whether prior to or subsequent to the date hereof upon the Company;

                           (d) Executive's continuing repeated willful failure
or refusal to perform Executive's duties as required by this Agreement (including, without limitation, Executive's inability to perform Executive's duties hereunder as a result of drug or alcohol related misconduct and/or as a result of any failure to comply with any laws, rules or regulations of any governmental entity with respect to Executive's employment by the Company);

                           (e) Executive's gross negligence, insubordination or
material violation of any duty of loyalty to the Company or any other material misconduct on the part of Executive;

                           (f) the failure of Executive to obtain any requisite
license, permit or approval based on suitability from any state, county, or other governmental authority having jurisdiction over the gaming operations of the Company (the "Gaming Authorities") which would preclude Executive from carrying out his duties as set forth in this Agreement;

                           (g) if, after the initial receipt by Executive of any
requisite license, permit or approval from the Gaming Authorities, the execution of Executive's duties as set forth in this Agreement will, as evidenced by communications from any senior official or any of the Gaming Authorities, materially preclude or unduly delay the issuance of, or result in the imposition of unduly burdensome terms and conditions on, or revocation of, any liquor, gaming or other license, permit or approval, necessary or appropriate to the proposed, contemplated or actual operations of the Company; PROVIDED, HOWEVER, that this Section 7.2(g) shall not be applicable if Executive shall, within a reasonable period of time after receipt of written notice from the Board specifying the nature of the issues involved hereunder, remedy the situation to the satisfaction of the applicable Gaming Authorities; or

                           (h) Executive's breach of any other provision of this
Agreement, provided that termination of Executive's employment pursuant to this subsection (i) shall not constitute valid termination for good cause unless Executive shall have first received written notice from the Board stating with specificity the nature of such breach and affording Executive at least fifteen
(15) business days to correct the breach alleged.

                  7.3 RESIGNATION OF EXECUTIVE. The Company shall have the right to terminate this Agreement and Executive's employment hereunder due to the voluntary resignation of Executive, provided that Executive shall deliver no less than sixty (60) calendar days prior written notice of such resignation to the Board, which notice may be waived by the Company in it sole discretion.

                  7.4 SEVERANCE COMPENSATION. Notwithstanding anything contained in this Agreement, upon a termination of this Agreement and Executive's employment hereunder due ot the occurrence of any of the events referred to in
Section 7.1, 7.2 or 7.3 of this Agreement, Executive (or Executive's heirs or representatives) shall be entitled to receive only such portion (if any) of the Base Salary as may theretofore have accrued but be unpaid on the date on which the termination shall take effect.

                  7.5 TERMINATION FOR NO CAUSE. In addition to the right to terminate this Agreement pursuant to Sections 7.1, 7.2 and 7.3 of this Agreement, the Company shall have the right to terminate this Agreement and Executive's employment hereunder for any other reason or for no reason prior to the expiration of the term of this Agreement. In the event that the Company terminates this Agreement and Executive's employment hereunder pursuant to this
Section 7.5, the Company shall give ten (10) days prior written notice to Executive and pay a termination fee to Executive in an amount equal to $280,000.00.

                  7.6 TERMINATION OBLIGATION OF EXECUTIVE. In the event that this Agreement and Executive's employment hereunder is terminated, Executive, or his legal representative in case of termination by death or Executive's physical or mental incapacity to serve, shall:

                           (a) by the close of the effective date of
termination, resign from all corporate positions held in the Company and any of its subsidiary and affiliated companies;

                           (b) promptly return to a representative designated by
the Company all property, including but not limited to, keys, identification cards and credit cards of the Company or any of its subsidiaries or affiliated companies; and

                           (c) incur no further expenses or obligations on
behalf of the Company, or any of its subsidiaries and affiliated companies.

         8. ARBITRATION. Any claim or controversy arising out of or relating to this Agreement shall be settled by arbitration in Las Vegas, Nevada, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator it selects and of its own attorneys, the expenses of its witnesses an all other expenses connected with presenting its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties hereto.

         9. GENERAL RELATIONSHIP. Executive shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

         10. GENERAL PROVISIONS.

                  10.1 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and Executive, his assignees, and his estate. Neither Executive, his designees, nor his estate shall commute, pledge, encumber, sell or otherwise dispose of the rights to receive the payments provided in this Agreement, which payments and the rights thereto are expressly declared to be nontransferable and non-assignable (except by death or otherwise by operation of law).

                  10.2 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada from time to time in effect.

                  10.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

                  10.4 NO WAIVER. Except as otherwise expressly set forth herein, no failure on the part of either party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver hereof nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other for further exercise thereof or the exercise of any other right, power or remedy.

                  10.5 HEADINGS. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict any of the terms or provisions thereof.

                  10.6 NOTICES. Any notice under this Agreement shall be given in writing and delivered in person or mailed by certified or registered mail, addressed to the respective party at the address as set out below, or at such other address as either party may elect to provide in advance in writing to the other party:

                  EXECUTIVE:

                  Rick Richards
                  9116 Teal Lake Court
                  Las Vegas, Nevada 89129

                  COMPANY:

                  Hard Rock Hotel, Inc.
                  510 North Robertson Boulevard
                  Los Angeles, California 90048
                  Attn: Peter Morton

                  WITH A COPY TO:

                  James S. Mace
                  Gordon and Silver, Ltd.
                  3960 Howard Hughes Parkway, 9th Floor
                  Las Vegas, Nevada 89109

                  10.7 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable by reason of any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in effect. No provision of this Agreement shall be deemed dependent on any other provision unless so expressed herein.

                  10.8 COMPLIANCE WITH LAW; GAMING AUTHORITIES APPROVAL. Nothing contained in this Agreement shall be construed to require the commencement of any act contrary to law, and when there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such an event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements. Notwithstanding anything contained in this Agreement to the contrary, this Agreement and the terms and conditions contained herein shall be contingent upon receipt of all requisite approvals of the applicable Gaming Authorities.

                  10.9 NO WAIVER. The several rights and remedies provided for in this agreement shall be construed as being cumulative, and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law. No waiver by the Company or Executive any failure of Executive or the Company, respectively, to keep or perform any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or other provision.

                  10.10 MERGER. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company.

                  10.11 NO REPRESENTATIONS. Each party to this Agreement acknowledges that no representations, inducements, promises or other agreements, oral or otherwise, have been made by any party, anyone acting on behalf of any party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any addendum to or modification of this Agreement shall be effective only if it is in writing and signed by the parties to be charged.

                  10.12 DRAFTING AMBIGUITIES. Each party to this Agreement has been afforded an opportunity to have this Agreement reviewed by his or its respective counsel. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or of any amendments or exhibits to this Agreement.

                  10.13 SURVIVAL. The terms and conditions of Article 6 and
Section 7.6 of this Agreement shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.

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COMPANY:                                     EXECUTIVE:
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Hard Rock Hotel, Inc., a Nevada corporation


By: /s/ Peter A. Morton                      /s/ Rick Richads
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   Peter A. Morton                           Rick Richards
   President and Chairman of the Board
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